Exhibit 10.8(e)
ELEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT
THIS ELEVENTH AMENDMENT (this “Amendment”) is made as of the 30th day of March, 2010 to that certain EMPLOYMENT AGREEMENT, dated as of November 30, 1999, as heretofore amended (collectively, the “Employment Agreement”), by and between ROBERT HENSLEY (“Employee”) and JOS. A. BANK CLOTHIERS, INC. (“Employer”).
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement and agree as follows:
1. Subject to earlier termination otherwise set forth in the Employment Agreement, the last day of the Employment Period shall be January 28, 2012.
2. Effective on the day on which general salary increases, if any, become effective for other employees of the Employer for fiscal 2010, Employee’s Base Salary shall be $490,000.
Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes. The terms of employment set forth in this Amendment have been approved by the Compensation Committee of the Board of Directors of the Employer.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
JOS. A. BANK CLOTHIERS, INC.

By:	/s/ CHARLES D. FRAZER	/s/ ROBERT HENSLEY

	Charles D. Frazer,	ROBERT HENSLEY
Senior Vice President—General Counsel